Exhibit 99.2

Business update January 2020

CHRIS MUNYAN President and CEO

IG Design Group (DG) and CSS entered into merger agreement Tender by at least 51% of stockholders required and expected by end of March Until completed, it’s business as usual Exciting opportunity to join forces What’s Happening

Strong cultural fit Vision, values and culture align Strategies for future growth align Expanding into complementary categories Building multi-channel capabilities Same type of customers Focus on design and product offerings Understand seasonal business Why is css selling?

JAMIE RONGONE Vice President of Accounting

Change name to IG Design Group in 2016 Headquartered in the UK Facilities in 6 countries Over 2000 employees worldwide Grown through acquisitions 4 key product categories Celebrations Gifting Stationery & Creative Play “Not for Resale” More about dG

CARA FARLEY EVP Sales & Marketing

Strategy to grow organically and through acquisitions Impact Innovations acquired in 2018 $290M US sales for most recently completed fiscal year CSS provides DG Strong organizational infrastructure Broad manufacturing and distribution footprint Enhanced market leader status What are the benefits?

Denise Andahazy Sr VP & Chief HR Officer

Today, nothing changes – it’s business as usual At the closing of the transaction If employed, continue to be employed Same job & work schedule Keep your years of service for purposes of eligibility for DG benefit plans Aggregate pay and benefits remain the same for at least year Impact on employeeS

JACK WHITE EVP of Operations and IT

Anticipate Announcing initial organizational structure Launching co-branding Providing guidelines on working with shared customers and vendors Sharing a site visit schedule Work on a Transition Road Map Integration principle is “do no harm” Create a platform for continued growth After sale is finalized

Terms of merger agreement DG will commence a cash tender offer to purchase all of the outstanding shares of CSS stock for $9.40 per share Subject to customary closing conditions, including tender by at least a 51% majority of CSS stockholders We anticipate the transaction will close by March 31 Business as usual until transaction is completed Relationships with our customers, vendors, licensors and suppliers remain unchanged We should make no business decisions jointly with DG We should not share competitively sensitive information We should not work with DG on future business opportunities What happens now

CARA FARLEY EVP Sales & Marketing

Both DG and CSS reaching out to customers and vendors Key message We announced our intention to merge We expect the transaction will close by March 31 It’s business as usual CSS contracts remain in place Keep confidentiality We will work to assure a smooth transition How are customers and vendors being notified

CHRIS MUNYAN President and CEO

Keep lines of communication open Waggl survey Talk with your functional leader Video message from Paul Fineman – Group CEO of DG Business as usual In closing

Cautionary Statement This communication contains forward-looking statements, including statements regarding the proposed acquisition of CSS Industries, Inc. (the “Company”) by IG Design Group Plc (“TopCo Parent”) and IG Design Group Americas, Inc. (“Parent”). From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction with Parent and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the Company and Parent to terminate the merger agreement; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of the Company’s common stock and/or on the Company’s business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K and Schedule 14D-9 filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.

Additional Information and Where to Find It The tender offer for the outstanding shares of the Company’s common stock referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent, TopCo Parent and/or a subsidiary of Parent (“Merger Sub”) will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, TopCo Parent, Parent and/or Merger Sub will file tender offer materials on Schedule TO, including the offer to purchase, letter of transmittal and other related materials, with respect to the tender offer, and Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the tender offer. The solicitation and offer to buy Company Common Stock will be made only pursuant to an offer to purchase and related materials that TopCo, Parent and Merger Sub intend to file with the SEC. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company’s common stock at no expense to them. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company with the SEC may also be obtained free of charge at the Company’s website at http://www.cssindustries.com/investor-relations.